UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

     CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                         June 30, 2000 (June 29, 2000)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


    Pennsylvania                000-22026              25-1407782
(State or other jurisdiction (Commission File Number(IRSEmployer of corporation)
                                                        Identification No.)



One RentWay Place, Erie, Pennsylvania  16505
(Address of principal executive offices) Zip Code



Registrant's telephone number, including area code:       (814) 455-5378

                                                     -------------------------

Item 5.           Other Events

ERIE, PA -- Rent-Way, Inc. (NYSE: RWY) today announced its purchase of an additional 21 percent stake in dPi Teleconnect, LLC, a provider of pre-paid local telephone service. Rent-Way has now invested a total of $7.5 million in dPi and now owns 70 percent of dPi. As a result of this transaction, Rent-Way will report dPi's results on a consolidated basis, starting in the current quarter.

"dPi's progress since we made our initial investment in January has been exceptional," stated Bill Morgenstern, Rent-Way's Chairman and Chief Executive Officer. "dPi agents now operate from over 1100 locations, up from 550 in January, and include a number of Rent-Way stores. This is well ahead of our plan. dPi also continues to enjoy strong revenue growth and currently has over 34,000 subscribers."

In April, Rent-Way and Western Union announced an agreement, under which Western Union would provide access at all of its 30,000 agent locations to dPi Teleconnect customers for payments. "We continue to develop marketing plans with our Western Union partners. Our first emphasis remains on markets where Western Union complements our existing agent base," added Mr. Morgenstern.

Dave Dorwart, President and Chief Executive Officer of dPi, observed, "The 1990 census identified 6 million homes with dead dial tones. Many of these homes are located near Rent-Way stores and Western Union agent locations. The pre-paid local phone market is expanding rapidly, as more companies have realized the high value customers place on this service. The strong response by these customers to dPi is encouraging."

William McDonnell, Vice President and Chief Financial Officer of Rent-Way, noted, "At the time of our initial investment, we forecasted dPi revenues of $20 million and a neutral impact on EPS in calendar 2000. We remain comfortable with these expectations."

Rent-Way is the second-largest operator of rental-purchase stores in the USA. Rent-Way rents quality, brand name merchandise such as home entertainment equipment, furniture and major appliances through 1109 stores operating in 41 states.

This news release contains certain forward looking statements within the meaning of Section 27(A)(i) of the Securities Act of 1933 and Section 21E(i)(1) of the Securities Exchange Act of 1934 that involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include dPi's ability to manage its growth and to continue to grow at a fast rate and dPi's ability to execute its marketing plans with Western Union. Additional factors are set forth in Rent-Way's Annual Report on Form 10-K for the year ended September 30,1999 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.





For more information, contact:              William E. Morgenstern, CEO
                                         (800)736-8929 or visit www.rentway.com






                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                     _______ Rent-Way, Inc.___________
                                             (Registrant)





Date      June 30, 2000               /s/ William A. McDonnell
-------------------------        --------------------------------------
                                             (Signature)
                                 William A. McDonnell
                                 Vice President and Chief Financial Officer






 Date    June 30, 2000              /s/ Matthew J. Marini
 --------------------------      --------------------------------------------
                                              (Signature)
                                 Matthew J. Marini
                                 Controller and Chief Accounting Officer